Exhibit 10.3

AMENDMENT No. 9 TO SECURED LOAN AGREEMENT

AMENDMENT TO SECURED LOAN AGREEMENT (this “Amendment”) dated as of August 29, 2009 among WESTLB AG, NEW YORK BRANCH (the “Lender”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Collateral Agent” and “Securities Intermediary”), LEASE EQUITY APPRECIATION FUND II, L.P., a Delaware limited partnership (“LEAF” or the “Seller”), LEAF FINANCIAL CORPORATION, a Delaware corporation (the “Servicer”), LEAF FUNDING INC., a Delaware corporation (the “Originator”) and LEAF FUND II, LLC, a Delaware limited liability company (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Secured Loan Agreement, dated as of June 1, 2005 (as modified, amended or supplemented from time to time, the “Secured Loan Agreement”);

WHEREAS, pursuant to Section 14.04 of the Secured Loan Agreement, the parties hereto wish to amend the Secured Loan Agreement and hereby agree that the Secured Loan Agreement is hereby amended; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions.

(a) Whenever used in this Amendment, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A to the Secured Loan Agreement.

(b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Amendment.

SECTION 2. Amendments.

The definition of Expected Facility Termination Date in Appendix A shall be struck in its entirety and replaced with:

“Expected Facility Termination Date” means September 30, 2009.

SECTION 3. Advancing. The Lender’s commitment to make Advances pursuant to Section 2.01 of the Secured Loan Agreement is suspended until the parties execute the amended and restated Secured Loan Agreement currently under discussion and an amended fee letter satisfactory to the Lender is executed.

SECTION 4. Effective Date. The effective date of this Amendment shall be the date hereof.

SECTION 5. Representations and Warranties.

Borrower, LEAF and Servicer each hereby severally certifies as to itself that its respective representations and warranties set forth in Article VI of the Secured Loan Agreement (and any other representations and warranties made by Borrower, LEAF or Servicer in the Secured Loan Agreement) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, Borrower, LEAF and Servicer each severally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Facility Termination Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event or Event of Default) shall have occurred and be continuing as of the date hereof nor shall any unwaived Facility Termination Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event or Event of Default) occur due to this Amendment becoming effective, (b) Borrower, LEAF and Servicer each has the power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary actions to authorize the execution and delivery of this Amendment, (c) no consent of any other person (including, without limitation, members or creditors of Borrower, LEAF or Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained, (d) the Secured Loan Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Servicer, LEAF and the Borrower, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or law), and (e) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or the limited liability company agreement of Servicer, LEAF or Borrower or any material indenture, agreement, mortgage, deed of trust or other instrument to which Servicer, LEAF or the Borrower is a party or by which it is bound.

SECTION 6. Ratification. Upon execution of this Amendment, the Secured Loan Agreement shall be amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Secured Loan Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Amendment is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 8. Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.

SECTION 9. Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 10. Amendment. This Amendment may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

SECTION 11. Headings. The Section headings are not part of this Amendment and shall not be used in its interpretation.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEAF FUND II, LLC,
as Borrower

By:	/s/ Miles Herman
Name: Miles Herman
Title: VP, Equipment Leasing

LEASE EQUITY APPRECIATION FUND II, L.P.,
as Seller

By:	LEAF FINANCIAL CORPORATION,
as General Partner

By:	/s/ Miles Herman
Name: Miles Herman
Title: President, COO

LEAF FINANCIAL CORPORATION, as Servicer

By:	/s/ Miles Herman
Name: Miles Herman
Title: President, COO

LEAF FUNDING INC., as Originator

By:	/s/ Miles Herman
Name: Miles Herman
Title: Executive Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Securities Intermediary

By:	/s/ Diane L. Reynolds
Name: Diane L. Reynolds
Title: Vice President

WESTLB AG, NEW YORK BRANCH, as Lender

By:	/s/ Matthew Tallo
Name: Matthew Tallo
Title: Executive Director

By:	/s/ Vesselina Koleva
Name: Vesselina Koleva
Title: Director